

<ARTICLE>                     9
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM CITIGROUP'S
FORM 10-Q FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1999 AND IS QUALIFIED IN
ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS AND ACCOMPANYING
DISCLOSURES.
</LEGEND>
<MULTIPLIER>                  1,000,000

<PERIOD-TYPE>                                         9-MOS
<FISCAL-YEAR-END>                               DEC-31-1999
<PERIOD-START>                                  JAN-01-1999
<PERIOD-END>                                    SEP-30-1999
<CASH>                                               11,699
<INT-BEARING-DEPOSITS>                               13,439
<FED-FUNDS-SOLD>                                    104,690<F1>
<TRADING-ASSETS>                                    106,685
<INVESTMENTS-HELD-FOR-SALE>                         108,640
<INVESTMENTS-CARRYING>                                    0
<INVESTMENTS-MARKET>                                      0
<LOANS>                                             237,344
<ALLOWANCE>                                           6,706<F2>
<TOTAL-ASSETS>                                      687,450
<DEPOSITS>                                          247,714
<SHORT-TERM>                                         14,043<F3>
<LIABILITIES-OTHER>                                  38,923
<LONG-TERM>                                          48,542
<PREFERRED-MANDATORY>                                 4,920
<PREFERRED>                                           2,050
<COMMON>                                                 36<F4>
<OTHER-SE>                                           44,591<F4>
<TOTAL-LIABILITIES-AND-EQUITY>                      687,450
<INTEREST-LOAN>                                      17,286
<INTEREST-INVEST>                                         0<F6>
<INTEREST-OTHER>                                     16,280
<INTEREST-TOTAL>                                     33,566
<INTEREST-DEPOSIT>                                        0<F6>
<INTEREST-EXPENSE>                                   18,583
<INTEREST-INCOME-NET>                                14,983
<LOAN-LOSSES>                                         2,151
<SECURITIES-GAINS>                                      276
<EXPENSE-OTHER>                                       8,869
<INCOME-PRETAX>                                      11,757
<INCOME-PRE-EXTRAORDINARY>                            7,372
<EXTRAORDINARY>                                           0
<CHANGES>                                              (127)<F7>
<NET-INCOME>                                          7,245
<EPS-BASIC>                                          2.14<F5>
<EPS-DILUTED>                                          2.07<F5>
<YIELD-ACTUAL>                                            0<F6>
<LOANS-NON>                                           3,723<F8>
<LOANS-PAST>                                          1,093<F9>
<LOANS-TROUBLED>                                         68
<LOANS-PROBLEM>                                           0
<ALLOWANCE-OPEN>                                      6,617
<CHARGE-OFFS>                                         2,579
<RECOVERIES>                                            463
<ALLOWANCE-CLOSE>                                     6,706<F2>
<ALLOWANCE-DOMESTIC>                                      0<F10>
<ALLOWANCE-FOREIGN>                                       0<F11>
<ALLOWANCE-UNALLOCATED>                                   0<F11>


<F1>  Includes securities borrowed or purchased under agreements to resell.
<F2>  Allowance activity for the nine months of 1999 includes $54MM in other changes, principally foreign currency translation effects.
<F3>  Commercial paper and other short-term borrowings.
<F4>  The Board of Directors on April 19, 1999 declared a three-for-two split in
      Citigroup's common stock, effective May 28, 1999. Current and prior year information have been restated to reflect the stock split.
<F5>  Primary EPS represents Basic EPS under Financial Accounting Standards No.
      128, "Earnings per Share".
<F6>  Not disclosed.
<F7>  First quarter 1999 accounting changes include the adoption of Statement of
      Position ("SOP") 97-3, "Accounting by Insurance and Other Enterprises for Insurance-Related Assessments" of $(135) million; SOP 98-7, "Deposit
      Accounting: Accounting for Insurance and Reinsurance Contracts That Do Not Transfer Insurance Risk" of $23 million; and SOP 98-5, "Reporting on the Costs of Start-up Activities" of $(15) million.
<F8>  Includes $1,509MM of cash-basis commercial loans and $2,214MM of consumer loans on which accrual of interest has been suspended.
<F9>  Accruing loans 90 or more days delinquent.
<F10> No portion of Citigroup's credit loss allowance is specifically allocated to any individual loan or group of loans.
<F11> See Footnote F10 above.

